SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                     November 12, 2002 (November 11, 2002)



                          FIBERNET TELECOM GROUP, INC.

             (Exact name of registrant as specified in its charter)



          Delaware                    333-7841                  52-2255974

(State or Other Jurisdiction   (Commission File Number)      (I.R.S. Employer
      of Incorporation)                                     Identification No.)


                              570 Lexington Avenue

                            New York, New York 10022

           (Address of principal executive offices including zip code)


                                 (212) 405-6200

              (Registrant's telephone number, including area code)


                                      N.A.

          (Former name or former address, if changed since last report)



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Item 5.  Other Events.

         On November 11, 2002, FiberNet Telecom Group, Inc. (the "Company") completed certain transactions with the lenders under its senior credit facility as well as the holder of an outstanding subordinated note issued by the Company. These transactions (together, the "Transactions") are described below.

         Pursuant to the terms of a Common Stock and Warrant Purchase Agreement (the "Purchase Agreement"), dated as November 11, 2002, by and among the Company and the lenders under the Company's senior credit facility (the "Lenders"), the Company has issued 20,000,000 shares of its common stock, par value $.001 per share ("Common Stock") to the Lenders at a price of $0.10 per share, in satisfaction of $2,000,000 of accrued interest outstanding under the Company's Amended and Restated Credit Agreement dated as of February 9, 2001, as amended (the "Credit Agreement"). Under the Purchase Agreement, the Company also issued warrants to purchase 20,000,000 shares of Common Stock at an exercise price of $0.12 per share (the "Warrants") with a term of five years. The Warrants are immediately exercisable and contain standard anti-dilution protection.

         Immediately prior to the issuance under the Purchase Agreement, the Company issued to SDS Merchant Partners, L.P. ("SDS"), 52,000,000 shares of Common Stock in exchange for the surrender by SDS of a promissory note issued on March 14, 2002 by the Company in the initial principal amount of $2,000,000. This exchange was consummated pursuant to the terms of a Note Exchange Agreement dated as of November 11, 2002 by and between the Company and SDS. Such promissory note, at the time of surrender, had an outstanding principal and accrued interest amount of $2,080,000 owing thereon.

         In connection with the transactions under the Purchase Agreement, the Company and the applicable Lenders amended and restated the Stockholders Agreement and the Investor's Rights Agreement, each entered into on October 30, 2002, in order to include within the terms of such agreements the shares of Common Stock issued under the Purchase Agreement and the shares of Common Stock issuable upon exercise of the Warrants. Other than the inclusion of such additional shares, the terms of such amended and restated agreements are unchanged from those of their respective predecessors. The Company and the Lenders also executed an eighth amendment to the Credit Agreement dated as of November 11, 2002.

          A total of 72,000,000 shares of Common Stock and Warrants to purchase an aggregate of 20,000,000 shares of Common Stock were issued in the Transactions, representing the issuance of approximately 10% of the Common Stock outstanding, on a fully diluted basis, as of November 11, 2002. As a result of the Transactions, as of November 11, 2002, the Company had 788,515,187 shares of Common Stock outstanding, or approximately 1,000,000,000 shares of Common Stock outstanding on a fully diluted basis, assuming the exercise of all outstanding options and warrants.

         Copies of the agreements described above have been filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.



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Item 7.  Financial Statements and Exhibits.


(c) Exhibits.


Exhibit No.   Description
-----------   -----------

     4.1 First Amended and Restated Stockholders Agreement, dated as of November 11, 2002, by and among the Company and the stockholders listed therein.
     4.2 First Amended and Restated Investor's Rights Agreement, dated as of November 11, 2002, by and among the Company and the investors listed therein.
     4.3 Form of Warrant to purchase the Company's common stock at a purchase price of $0.12 per share, issued in connection with the Common Stock and Warrant Purchase Agreement, dated as of
              November 11, 2002.
    10.1 Common Stock and Warrant Purchase Agreement, dated as of November November 11, 2002, by and among the Company and certain investors listed therein.
    10.2 Eighth Amendment to the Amended and Restated Credit Agreement, dated as of November 11, 2002, by and among FiberNet Operations, Inc., DevNet L.L.C. and Deutsche Bank AG New York Branch.
    10.3 Note Exchange Agreement, dated as of November 11, 2002, by and between the Company and SDS Merchant Fund L.P.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     FIBERNET TELECOM GROUP, INC.


Dated:  November 12, 2002            By: /s/ Jon A. Deluca
                                         -------------------------------------
                                         Jon A. Deluca
                                         Senior Vice President - Finance
                                         and Chief Financial Officer




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                                INDEX TO EXHIBITS

Exhibit No.   Description
-----------   -----------

     4.1 First Amended and Restated Stockholders Agreement, dated as of November 11, 2002, by and among the Company and the stockholders listed therein.
     4.2 First Amended and Restated Investor's Rights Agreement, dated as of November 11, 2002, by and among the Company and the investors listed therein.
     4.3 Form of Warrant to purchase the Company's common stock at a purchase price of $0.12 per share, issued in connection with the Common Stock and Warrant Purchase Agreement, dated as of
              November 11, 2002.
    10.1      Common Stock and Warrant Purchase Agreement, dated as of
              November 11, 2002, by and among the Company and certain investors listed therein.
    10.2 Eighth Amendment to the Amended and Restated Credit Agreement, dated as of November 11, 2002, by and among FiberNet Operations, Inc., DevNet L.L.C. and Deutsche Bank AG New York Branch.
    10.3 Note Exchange Agreement, dated as of November 11, 2002, by and between the Company and SDS Merchant Fund L.P.